As filed with the Securities and Exchange Commission on August 7, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Claritev Corporation
(Exact name of registrant as specified in its charter)

Delaware	83-3536151
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. employer identification number)

7900 Tysons One Place, Suite 400
McLean, Virginia 22102
Tel: (212) 780-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Travis S. Dalton
Chief Executive Officer
Claritev Corporation
7900 Tysons One Place, Suite 400
McLean, Virginia 22102
Tel: (212) 780-2000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Robert Endicott

Brian Feezel

Bryan Cave Leighton Paisner LLP
211 North Broadway, Suite 3600

St. Louis, Missouri 63102

Tel: (314) 259-2000

Fax: (314) 259-2020

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 7, 2025

Prospectus

$400,000,000

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $400,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer our Class A common stock, par value $0.0001 per share (our “common stock”), or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for the preferred stock; common stock, preferred stock or debt securities upon the exercise of warrants or rights.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus (which may include, but is not limited to, a prospectus relating to “at-the-market,” equity line or similar arrangements). The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “CTEV.” On August 6, 2025, the closing price for the common stock as reported on NYSE was $51.14 per share. Prospective purchasers of our securities are urged to obtain current information as to the market price of our common stock.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the risk factors included in our periodic reports, in the prospectus supplements related to specific offerings, and in other information that we file with the Securities and Exchange Commission. See the discussion of the risks of investing in our securities in the section of this prospectus titled “Risk Factors” beginning on page 3 of this prospectus.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2025.

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About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC (as defined below) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell shares of our common stock and preferred stock, various series of debt securities and/or warrants, rights to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $400,000,000.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should carefully read the information contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus together with the additional information to which we refer you to in the sections of this prospectus titled “Where You Can Find Additional Information” and “Incorporation by Reference” before making an investment decision.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the sections titled “Where You Can Find Additional Information” and “Incorporation by Reference.”

Cautionary Note Regarding Forward-Looking Statements

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may include statements that express our and our subsidiaries’ opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They may appear in a number of places throughout this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein and these forward-looking statements reflect management’s expectations regarding our future growth, results of operations, operational and financial performance and business prospects and opportunities. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting our business. Factors that may impact such forward-looking statements include:

●	loss of our clients, particularly our largest clients;

●	the ability to achieve the goals of our strategic plans and recognize the anticipated strategic, operational, growth and efficiency benefits when expected;

●	our ability to enter new lines of business and broaden the scope of our services;

●	the loss of key members of our management team or inability to maintain sufficient qualified personnel;

●	our ability to continue to attract, motivate and retain a large number of skilled employees, and adapt to the effects of inflationary pressure on wages;

●	trends in the U.S. healthcare system, including recent trends of unknown duration of reduced healthcare utilization and increased patient financial responsibility for services;

●	effects of competition;

●	effects of pricing pressure;

●	the inability of our clients to pay for our services;

●	changes in our industry and in industry standards and technology;

●	adverse outcomes related to litigation or governmental proceedings;

●	interruptions or security breaches of our information technology systems and other cybersecurity attacks;

●	our ability to maintain the licenses or right of use for the software we use;

●	our ability to protect proprietary information, processes and applications;

●	our inability to expand our network infrastructure;

●	inability to preserve or increase our existing market share or the size of our preferred provider organization (“PPO”) networks;

●	decreases in discounts from providers;

●	pressure to limit access to preferred provider networks;

●	changes in our regulatory environment, including healthcare law and regulations;

●	the expansion of privacy and security laws;

●	heightened enforcement activity by government agencies;

●	our ability to obtain additional financing;

●	our ability to pay interest and principal on our notes and other indebtedness;

●	lowering or withdrawal of our credit ratings;

●	changes in accounting principles or the incurrence of impairment charges;

●	the possibility that we may be adversely affected by other political, economic, business, and/or competitive factors;

●	other factors disclosed in our periodic reports; and

●	other factors beyond our control.

The forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors referred to under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Forward looking statements speak only as of the date made. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Our Company

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth in the section titled “Risk Factors” and our historical consolidated financial statements and related notes incorporated by reference from our other filings with the SEC before making an investment decision.

The Company

Claritev is a leading provider of data-driven cost management solutions that deliver transparency and promote fairness, quality and affordability to the healthcare industry. Through our proprietary data and technology platform, we provide out-of-network cost management, payment and revenue integrity, data and decision science, business-to-business healthcare payments and other services to the payors of healthcare, which are primarily health insurers and their administrative-services-only platforms, self-insured employers, federal and state government-sponsored health plans and other health plan sponsors (typically through their health plan administrators), and, indirectly, the plan members who are the consumers of healthcare services.

Although the end beneficiary of our services are employers and other plan sponsors and their health plan members, our direct customers are typically payors, including payors providing administrative services only, third-party administrators (“TPAs”), who go to market with our services to those end customers. We offer these payors a single interface to our services, which are used in combination or individually to reduce the medical cost burden on their health plan customers, by lowering the per-unit cost of medical services incurred, managing the utilization of medical services, and increasing the likelihood that the services are reimbursed without error and accepted by the provider. We are a technology-enabled service provider and transaction processor and do not deliver health-care services, provide or manage healthcare services, provide care or care management, or adjudicate or pay claims.

The Company, primarily through its operating subsidiary, Claritev, Inc., offers its solutions nationally through a range of service lines, which include:

●	Analytics-Based Services reduce medical cost through data-driven algorithms and insights that detect claims over-charges and either negotiate or recommend fair reimbursement for out-of-network medical costs using a variety of data sources and pricing algorithms. Our Analytics-Based Services claim pricing services are generally priced based on a percentage of savings achieved. Also included in this category are services that enable lower cost health plans that feature reference-based pricing either in conjunction with or in place of a provider network. These services are generally priced at a bundled per-employee-per-moth (“PEPM”) rate;

●	Network-Based Services reduce medical cost by providing access to contracted discounts with healthcare providers with whom payors do not have a contractual relationship, through our expansive network of over 1.4 million healthcare providers, which forms one of the largest independent preferred provider organizations in the United States. Our Network-Based Services are priced based on either a percentage of savings achieved or at a per employee/member per month fee. This service category also includes customized network development and management services for payors seeking to expand their network footprint using outsourced services. These services are generally priced on a per provider contract or other project-based price;

●	Payment and Revenue Integrity Services reduce medical cost through data, technology, and clinical expertise deployed to identify and remove improper and unnecessary charges before or after claims are paid, or to identify and help restore premium dollars underpaid by CMS for government health plans caused by discrepancies with enrollment-related data. Payment and Revenue Integrity Services are generally priced based on a percentage of savings achieved; and

●	Data and Decision Science Services reduce medical costs through a next generation suite of solutions that apply modern methods of data science to produce descriptive, predictive, and prescriptive analytics that enable customers to optimize decision-making about plan design and network configurations and to support decision-making to improve clinical outcomes, plan performance, and competitive positioning. We formed this new service category in the second quarter of 2023 and accelerated its development through the acquisition of BST. Data and Decisions Science Services are generally priced based on a subscription, licensing, or per-member-per month basis.

Additionally, in 2023 the Company entered into a partnership agreement with ECHO Health, Inc., which through a joint marketing and services agreement adds payment processing of healthcare provider claims as well as payments made to other service providers.

During the three months ended June 30, 2025, the Company advanced its long-term growth strategy by initiating its first international market expansion into the Middle East and North Africa (“MENA”) region through a strategic partnership with Claims Care Revenue Cycle Management LLC (“Claims Care”), a division of Burjeel Holdings. Through this partnership, we will collaborate on a comprehensive product roadmap to deliver state-of-the-art revenue cycle management solutions, tailored to the needs of the MENA market. The relationship will involve the transition of certain of Claritev’s offshore business processes to Claims Care, in an effort to foster deeper operational synergies and market alignment.

We believe our solutions provide a strong value proposition to payors, their health plan customers and healthcare consumers, as well as to providers. Overall, our service offerings aim to reduce healthcare costs in a manner that is orderly, efficient, and fair to all parties. In addition, because in most instances the fee for our services is linked to the savings we identify, our revenue model is aligned with the interests of our customers. For the six months ended June 30, 2025 and June 30, 2024 and year ended December 31, 2024, our comprehensive services identified approximately $12.5 billion, $11.9 billion, and $24.7 billion in potential medical cost savings, respectively.

Corporate Information

Claritev is a Delaware corporation. Our principal executive offices are located at 7900 Tysons One Place, Suite 400, McLean, Virginia 22102 and our telephone number at that address is (212) 780-2000.

Our website is located at www.claritev.com, and our investor relations website is located at www.investors.claritev.com. No information contained on these websites is intended to be included as part of, or incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Risk Factors

Investing in our common stock involves risks. Before investing in our securities, you should carefully consider the risk factors described in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as the same may be updated from time to time by our subsequent filings under the Exchange Act, as well as the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus we file with the SEC. The market price of our securities could decline if one or more of these risks or uncertainties actually occur, causing you to lose all or part of your investment in our securities. See the sections titled “Where You Can Find Additional Information” and “Incorporation by Reference” elsewhere in this prospectus.

Use of Proceeds

Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, general working capital. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to the prevailing market prices; or

●	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on the NYSE. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on NYSE or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

Description of Common Stock

The following summary of certain provisions of our common stock does not purport to be complete. You should refer to the section of this prospectus entitled “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws” and our second amended and restated certificate of incorporation, as amended, and our second amended and restated bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

Shares Authorized, Issued and Outstanding

We are authorized to issue 1,500,000,000 shares of Class A common stock, par value $0.0001 per share.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under our second amended and restated certificate of incorporation, as amended, the holders of common stock will possess all voting power for the election of directors and all other matters requiring stockholder action and will be entitled to one vote per share on matters to be voted on by stockholders. The holders of our Class A common stock will at all times vote together as one class on all matters submitted to a vote of the common stock under the second amended and restated certificate of incorporation, as amended.

Dividends

Subject to the rights, if any, of the holders of any outstanding shares of preferred stock, under our second amended and restated certificate of incorporation, as amended, holders of our Class A common stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our board of directors (the “Board”) in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of our Class A common stock will be entitled to receive all the remaining assets of the Company available for distribution to stockholders, ratably in proportion to the number of shares of Class A common stock held by them, after the rights of creditors of the Company and the holders of any outstanding shares of preferred stock have been satisfied.

Preemptive or Other Rights

The holders of our Class A common stock do not have preemptive or other subscription rights and there is no sinking fund or redemption provisions applicable to our Class A common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Stock Exchange Listing

Our common stock is listed for quotation on the NYSE under the symbol “CTEV.”

Description of Preferred Stock

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder are not complete. These descriptions are qualified in their entirety by reference to our second amended and restated certificate of incorporation, as amended and the certificate of designation relating to any series of preferred stock issued by us. The powers, preferences, rights and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

Our second amended and restated certificate of incorporation, as amended, authorizes us to issue 10,000,000 shares of preferred stock, par value $0.0001 per share.

Our Board has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Any or all of these rights may be greater than the rights of our common stock.

Our Board, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could negatively affect the voting power and other rights of the holders of our common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of the Company or make it more difficult to remove our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Our Board may specify the following characteristics of any preferred stock:

●	the maximum number of shares;

●	the designation of the shares;

●	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

●	the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

●	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

●	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

●	the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

●	the voting rights;

●	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions; and

●	any preferred stock issued will be fully paid and nonassessable upon issuance.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock will be set forth in the applicable prospectus supplement.

Description of Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture, which we will enter into with Wilmington Trust, National Association, the trustee. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with Wilmington Trust, National Association, the trustee. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title or designation;

●	the aggregate principal amount and any limit on the amount that may be issued;

●	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

●	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

●	the maturity date and the date or dates on which principal will be payable;

●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place or places where payments will be payable;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness;

●	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the debenture trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series, provided that if the event of default is a result of a voluntary or involuntary event of bankruptcy, then such amounts shall be due and payable immediately, without any action by the debenture trustee or the holders. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered, and if requested, provided, the debenture trustee indemnity or security satisfactory to the debenture trustee. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered, and if requested, provided indemnity satisfactory to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

●	reducing the principal amount of discount securities payable upon acceleration of maturity;

●	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

●	the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	compensate and indemnify the debenture trustee; and

●	appoint any successor debenture trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered, and if requested, provided security and indemnity satisfactory to the debenture trustee against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the contiguous United States as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series. Upon an event of default under the indentures, the debenture trustee may require any paying agent to pay over funds to the debenture trustee. If we are subject to an event of bankruptcy the debenture trustee will automatically become the paying agent.

Subject to applicable abandoned property laws, all money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

Description of Warrants

General

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants, if any, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

Description of Rights

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock, warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

Description of Units

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants, rights for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Certain Provisions of Delaware Law and of
the Company’s Certificate of Incoproration and Bylaws

Our second amended and restated certificate of incorporation, as amended, our amended and restated bylaws and the Delaware General Corporation Law, which we refer to as the DGCL, contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of the Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of our Class A common stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply if and so long as our Class A common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our Class A common stock. Additional shares that may be used in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

The Board may generally issue one or more series of preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of authorized and unissued and unreserved common stock or preferred stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Classified Board of Directors

Our second amended and restated certificate of incorporation, as amended, provides that, subject to the right of holders of any series of preferred stock, the Board will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving staggered three-year terms, with only one class of directors being elected at each annual meeting of stockholders. As a result, approximately one-third of the Board will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Board. Our second amended and restated certificate of incorporation, as amended, and our amended and restated bylaws provide that, subject to the Investor Rights Agreement or any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Board; however, any determination by the Board to increase or decrease the total number of directors shall require the approval of 66 2/3% of the directors present at a meeting at which a quorum is present.

Business Combinations

We have opted out of Section 203 of the DGCL; however, our second amended and restated certificate of incorporation, as amended, contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

●	prior to such time, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares;

●	at or subsequent to that time, the business combination is approved by the Board and by the affirmative vote of holders of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder; or

●	the stockholder became an interested stockholder inadvertently and (i) as soon as practicable divested itself of sufficient ownership to cease to be an interested stockholder and (ii) had not been an interested stockholder but for the inadvertent acquisition of ownership within three years of the business combination.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Our second amended and restated certificate of incorporation, as amended, provides that Hellman & Friedman LLC (together with its affiliates, subsidiaries, successors and assigns (other than the Company and its subsidiaries)), any of its direct transferees, any of their respective affiliates or successors, and any group as to which such persons or entities are a party, does not constitute an “interested stockholder” for purposes of this provision.

Removal of Directors; Vacancies

Under the DGCL, unless otherwise provided in our second amended and restated certificate of incorporation, as amended, directors serving on a classified board may be removed by the stockholders only for cause. Our second amended and restated certificate of incorporation, as amended, provides that, without limiting the rights of any party to the Investor Rights Agreement and other than directors elected by holders of our preferred stock, if any, directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, at any time when the Sellers and their Permitted Transferees (each as defined in the Investor Rights Agreement) beneficially own less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. In addition, our second amended and restated certificate of incorporation, as amended, provides that, without limiting the rights of any party to the Investor Rights Agreement, any newly created directorship on the Board that results from an increase in the number of directors and any vacancies on the Board will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director or by the stockholders; provided, however, at any time when the Sellers and their Permitted Transferees beneficially own less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board may only be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by the stockholders). Our second amended and restated certificate of incorporation, as amended, provides that the Board may increase or decrease the number of directors by the affirmative vote of 66 2/3% of the directors present at the meeting at which a quorum is present.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our second amended and restated certificate of incorporation, as amended, does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all of our directors.

Special Stockholder Meetings

Our second amended and restated certificate of incorporation, as amended, provides that special meetings of our stockholders may be called at any time only by or at the direction of the Board or the chairman of the Board. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order for any matter to be properly brought before a meeting of our stockholders, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received by our secretary not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary date of the immediately preceding annual meeting of stockholders (which, for 2021, is deemed to be May 26, 2021). Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. Our amended and restated bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also deter, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our second amended and restated certificate of incorporation, as amended, provides otherwise. Our second amended and restated certificate of incorporation, as amended, precludes stockholder action by written consent at any time when the Sellers and their Permitted Transferees beneficially own less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, other than certain rights that holders of our preferred stock may have to act by written consent.

Supermajority Provisions

Our second amended and restated certificate of incorporation, as amended, and our amended and restated bylaws provide that the Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our bylaws without a stockholder vote in any matter not inconsistent with Delaware law, our second amended and restated certificate of incorporation, as amended, or the Investor Rights Agreement. At any time when the Sellers and their Permitted Transferees beneficially own less than 50% in voting power of all outstanding shares of the stock of the Company entitled to vote generally in the election of directors, any amendment, alteration, rescission, change, addition or repeal of our bylaws by our stockholders will require the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

Our second amended and restated certificate of incorporation, as amended, provides that at any time when the Sellers and their Permitted Transferees beneficially own less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, in addition to any vote required by applicable law, the following provisions in our second amended and restated certificate of incorporation, as amended, may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith may be adopted, only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then- outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class:

●	the provision requiring a 66 2/3% supermajority vote for stockholders to amend our second amended and restated bylaws;

●	the provisions providing for a classified board of directors (the election and term of our directors);

●	the provisions regarding resignation and removal of directors;

●	the provisions regarding competition and corporate opportunities;

●	the provisions regarding filling vacancies on the Board and newly created directorships; and

●	the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

The combination of the classification of the Board, the lack of cumulative voting and the supermajority voting requirements will make it more difficult for our existing stockholders to replace the Board as well as for another party to obtain control of us by replacing the Board. Because the Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management or the Company, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. These provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management of the Company.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Exclusive Forum

Our second amended and restated certificate of incorporation, as amended, provides that unless the Company consents in writing to the selection of an alternative forum, a state court located within the State of Delaware (or if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of the Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) action asserting a claim against the Company or any director, officer or other employee of the Company arising pursuant to any provision of the DGCL or our second amended and restated certificate of incorporation, as amended, or our amended and restated bylaws (as either may be amended, restated, modified, supplemented or waived from time to time), (iv) action asserting a claim against the Company or any director, officer or other employee of the Company governed by the internal affairs doctrine, or (v) action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. These provisions shall not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Unless the Company consents in writing to the selections of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the forum provisions in our second amended and restated certificate of incorporation, as amended. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable.

Legal Matters

The validity of the securities offered pursuant to this prospectus will be passed upon for us by Bryan Cave Leighton Paisner LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find Additional Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains a website at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto and which contains the periodic reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC.

Our website address is www.claritev.com. The information on our website, or that can be accessed through our website, however, is not, and should not be deemed to be, a part of this prospectus or the registration statement of which it forms a part. Through our website, we make available, free of charge, the following documents of Claritev Corporation as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special shareholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 and Section 13 filings; and amendments to those documents.

Incorporation By Reference

The rules of the SEC allow us to incorporate information into this prospectus by reference. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the portions of those filings made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) after the filing of the initial registration statement (including all such documents that we may file with the SEC after the date the registration statement was initially filed and prior to the effectiveness of the registration statement) and prior to the termination of the offering of securities by means of this prospectus, from their respective filing:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 26, 2025 (the “Form 10-K”);

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from our Proxy Statement for the 2025 Annual Meeting of Stockholders filed on March 19, 2025;

●	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 9, 2025, and the quarterly period ended June 30, 2025, filed with the SEC on August 7, 2025;

●	our Current Reports on Form 8-K filed with the SEC on Commission January 27, 2025, January 30, 2025, February 19, 2025 (excluding such portion furnished under Item 7.01 and any such exhibits included with such Item), February 24, 2025, March 5, 2025 (Film No. 25712326) and May 1, 2025; and

●	the description of our common stock contained in Exhibit 4.22 of the Company’s 10-K, including any amendment or report filed for the purpose of updating such description.

The information incorporated by reference into this prospectus is an important part of this prospectus. Neither we nor any underwriters have authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to any document that we have publicly filed or that we may otherwise publicly file in the future because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.

If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

You may request copies of these documents, at no cost to you, by writing or telephoning us at the below address. Exhibits to the filings, however, will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document:

7900 Tysons One Place, Suite 400
McLean, Virginia 22102
(212) 780-2000

$400,000,000

CLASS A COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

PROSPECTUS

       , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with distribution of the securities being registered hereby.

Expense	Estimated Amount
Securities and Exchange Commission registration fee		$$61,240.00
Accounting fees and expenses		*
Legal fees and expenses		*
Miscellaneous expenses		*
Total	$	*

*	These fees are calculated based on the securities offered from time to time and accordingly cannot be defined at this time. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.   Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s second amended and restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Our amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.

We have entered into indemnification agreements with each of our directors and executive officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. We intend to enter into indemnification agreements with any new directors and executive officers in the future.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of the Company’s second amended and restated certificate of incorporation, the Company’s second amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, the Company shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board pursuant to the applicable procedure outlined in the Company’s second amended and restated bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Company maintains and expects to maintain standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Company with respect to indemnification payments that the Company may make to such directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

The Company believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Item 16. Exhibits

(a) Exhibits.

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement

2.1	Agreement and Plan of Merger, dated as of July 12, 2020, by and among Churchill Capital Corp III, Music Merger Sub I, Inc., Music Merger Sub II, LLC, Polaris Parent Corp. and Polaris Investment Holdings, L.P. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 13, 2020)

2.2	Unit Purchase Agreement, dated May 8, 2023, by and among the Registrant, MultiPlan, Inc., Babylon Acquisition Corp., Benefits Science LLC, the Sellers listed therein and the Seller Representative identified therein (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 9, 2023)

4.1	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 9, 2020)

4.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Registrant filed September 20, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 20, 2024)

4.3	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Registrant filed February 17, 2025 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 19, 2025)

4.4	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 19, 2025)

4.5*	Form of Certificate of Designation with respect to Preferred Stock and of Form of Specimen Certificate of Preferred Stock

4.6**	Form of Senior Indenture

4.7**	Form of Subordinated Indenture

4.8*	Form of Senior Debt Security

4.9*	Form of Subordinated Debt Security

4.10*	Form of Warrant Agreement and Warrant

4.11*	Form of Rights Agreement and Right Certificate

4.12*	Form of Unit Agreement and Unit

5.1**	Opinion of Bryan Cave Leighton Paisner LLP

23.1**	Consent of PricewaterhouseCoopers LLP

23.3**	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (included on signature pages)

25.1**	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee

107**	Filing Fee Table

*	To be subsequently filed, if applicable, by an amendment to this registration statement or by a Current Report on Form 8-K

**	Filed herewith

(b)	Financial Statement Schedules. All financial statement schedules have been omitted because they are not applicable, not material or the required information is shown in the consolidated financial statements or the notes thereto.

Item 17.   Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the “SEC” pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i),(1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free-writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free-writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	That, for purposes of determining any liability under the Securities Act:

(i)	the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii)	each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on  August 7, 2025.

Claritev Corporation
(Registrant)

By:	/s/ Travis Dalton
Name:	Travis Dalton
Title:	President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Travis Dalton and Douglas M. Garis, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, in connection with this registration statement, to sign any and all amendments to this registration statement, including any post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Travis Dalton	President, Chief Executive Officer (Principal Executive Officer) and	August 7, 2025
Travis Dalton	Director

/s/ Douglas M. Garis	Executive Vice President and Chief Financial Officer	August 7, 2025
Douglas M. Garis	(Principal Financial Officer)

/s/ Gerald J. Kozel	Senior Vice President and Chief Accounting Officer	August 7, 2025
Gerald J. Kozel	(Principal Accounting Officer)

/s/ Allen R. Thorpe	Lead Independent Director	August 7, 2025
Allen R. Thorpe

/s/ Richard A. Clarke	Director	August 7, 2025
Richard A. Clarke

/s/ Anthony Colaluca, Jr.	Director	August 7, 2025
Anthony Colaluca, Jr.

/s/ C. Martin Harris	Director	August 7, 2025
C. Martin Harris

/s/ Jason Kap	Director	August 7, 2025
Jason Kap

Signature	Title(s)	Date

/s/ Julie Klapstein	Director	August 7, 2025
Julie Klapstein

/s/ Michael S. Klein	Director	August 7, 2025
Michael S. Klein

/s/ John M. Prince	Director	August 7, 2025
John M. Prince

/s/ Dale A. White	Director	August 7, 2025
Dale A. White